Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Special Report on Form 10-K of Tops Holding II Corporation (the “Company”) for the fiscal year ended December 28, 2013 (the “Report”) pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I, Frank Curci, Chief Executive Officer of the Company, certify, to the best of my knowledge, that on the date hereof:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank Curci
Frank Curci
Chief Executive Officer
March 27, 2014